040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of Barbara K. Cegavske Barbara K. Cegavske Secretary of State State of Nevada	Document Number **20170277299-16** Filing Date and Time **06/28/2017 9:20 AM** Entity Number **E0307272017-4**

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	CX Network Group, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: The Corporation Trust Company of Nevada (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 25,000,000 — Par value per share: $ 0.0001 — Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Huibin Su (Name) Room 503, 5th Garden St. (Street Address) — Guangzhou (City) — CH (State) — 510000 (Zip Code) 2) Jiyin Li (Name) No. 12, 5th Buidling, No. 2 Dirun Rd. (Street Address) — Zhengzhou (City) — CH (State) — 450000 (Zip Code)
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:* any lawful business to be conducted under NRS. **6. Benefit Corporation:** (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Huibin Su (Name) — X [signature] (Incorporator Signature) Rm. 1205, 1A building, Xuefu Road (Address) — Shenzhen (City) — CH (State) — 518005 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — 6/27/2017 (Date)

This form must be accompanied by appropriate fees.

Addendum to ARTICLES OF INCORPORATION
OF
CX Network Group, Inc.

Article III

The authorized capital is made up of one class:

(a) 20,000,000 shares of Common Stock, with $.0001 par value per share, amounting to $2,000;
(b) 5,000,000 shares of Preferred Stock, with $.0001 par value per share, amounting to $500.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, Barbara K. Cegavske, the duly elected and qualified Nevada Secretary of State, do hereby certify that **CX NETWORK GROUP, INC.**, did on June 28, 2017, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 28, 2017.

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

Certified By: Stephanie Morrow
Certificate Number: C20170628-0678
You may verify this certificate online at http://www.nvsos.gov/